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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              NEOPROBE CORPORATION

                      (as corrected February 18, 1994 and
   as amended June 27, 1994, July 25, 1995, June 3, 1996 and March 17, 1999)


                                  ARTICLE ONE

       The name of the corporation is Neoprobe Corporation.


                                  ARTICLE TWO

       The address of the corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.


                                 ARTICLE THREE

       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


       (Article Four was amended to increase the total number of shares authorized to be outstanding from 22,000,000 to 55,000,000 , the total number of shares of Common Stock from 20,000,000 to 50,000,000 and the total number of shares of Preferred Stock from 2,000,000 to 5,000,000 by a resolution duly adopted by the Board of Directors on March 3, 1994 and duly adopted by the stockholders on May 26, 1994).

                                  ARTICLE FOUR

       4.1 Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 55,000,000 shares, consisting of:

       (a) 50,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock");

       (b) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

       4.2  Common Stock.

       (a) Subject to such voting rights of any other class or series of securities as may be granted from time to time pursuant to this certificate of incorporation, any amendment thereto, or the provisions of the laws of the State of Delaware governing corporations, voting rights shall be vested exclusively in the holders of Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held.

       (b) Subject to the rights of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the board of directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the board of directors.





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       (c)  Subject to such rights of any other class or series of securities as may be granted from time to time, the holders of shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to shareholders in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, ratably, in proportion to the number of shares of Common Stock held by them. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all the assets of the Corporation, shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of the Corporation.

       4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation is hereby authorized to determine and alter all rights, preferences, and privileges and qualifications, limitations, and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                  ARTICLE FIVE

       The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.


                                  ARTICLE SIX

       Action shall be taken by the stockholders of the Corporation only at annual or special meetings of stockholders, and stockholders may not act by written consent. Special meetings of the Corporation may be called only as provided in the by-laws.


                                 ARTICLE SEVEN

       Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. The board of directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the board of directors.


       (Article Eight was amended in its entirety by a resolution duly adopted by the Board of Directors on January 18, 1996 and duly adopted by the stockholders at the Annual Meeting of Stockholders held on May 30, 1996).





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                                 ARTICLE EIGHT

       Notwithstanding any other provision set forth in the Certificate of Incorporation of the Corporation or its By-laws, the board of directors shall be divided into three classes; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after the initial classification of the board of directors and election of directors to such classes, directors shall be chosen for a full term of three years, as the case may be, to succeed those whose terms expire. The total number of directors constituting the full board of directors and the number of directors in each class shall be fixed by, or in the manner provided in the by-laws, but the total number of directors shall not exceed seventeen
(17) nor shall the number of directors in any class exceed six (6). Subject to the foregoing, the classes of directors need not have the same number of members. No reduction in the total number of directors or in the number of directors in any class shall be effective to remove any director or to reduce the term of any director. If the board of directors increases the number of directors in a class, it may fill the vacancy created thereby for the full remaining term of a director in that class even though such term may extend beyond the next annual election. The board of directors may fill any vacancy occurring for any other reason for the full remaining term of the director whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual election.


                                  ARTICLE NINE

       (a) The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, indemnify all persons whom it may indemnify pursuant hereto.

       (b) To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable for the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director. The modification or repeal of this Article Nine shall not affect the restriction hereunder of a director's personal liability for any breach, act, or omission occurring prior to such modification or repeal.


                                  ARTICLE TEN

       The Corporation is to have perpetual existence.

                                     * * *

       (A Certificate of Correction was filed to correct a failure to set forth in the Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 9, 1992, the following resolutions duly adopted by the Board and duly approved by the stockholders):

       WHEREAS, the Board of Directors of the Corporation deems it to be advisable and in the best interests of the Corporation that the Corporation effectuates a reverse split of its common stock, par value $0.001 per share (the "Common Stock"), to cause the total number of issued and outstanding shares of Common Stock to be 5,162,762 prior to a contemplated public offering of the securities of the Corporation; it is therefore:

       RESOLVED, that, subject to approval by the Corporation's stockholders, there is hereby declared a one-for-two reverse split of the issued and outstanding shares of Common Stock, effective immediately prior to the effective time of the contemplated public offering (the "Conversion Time"), pursuant to which each issued and outstanding share of Common Stock shall automatically be converted into one-half of the one share of Common Stock, and each stockholder of record at the Conversion Time shall receive one or more certificates representing the number of fully-paid and nonassessable shares of Common Stock equal to the number of shares held after the Conversion Time as a result of the foregoing reverse split;





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       RESOLVED, FURTHER, that the shares of Common Stock that cease to be outstanding as a result of the reverse stock split shall be authorized but unissued shares;

       RESOLVED, FURTHER, that fractions of a share existing after the reverse stock split shall not be issued to the stockholders, and that such fractions shall be paid in cash at their pro rata fair value, which the Board of Directors hereby determines, after due consideration, to be $6.00 per share as of the Conversion Time;

       RESOLVED, FURTHER, that appropriate adjustment shall be made to the applicable conversion or other ratios of the Corporation's outstanding warrants, options or other convertible securities to take account of the change in the outstanding Common Stock resulting from the reverse stock split; and

       RESOLVED, FURTHER, that the Conversion Time for the one-for-two reverse split of the issued and outstanding shares of Common Stock as authorized on July 22, 1992, and approved by the Corporation's stockholders, shall be at the close of business on Monday, November 9, 1992.

                                     * * *

       (The Board of Directors provided for a series of Preferred Stock on July 18, 1995 by the addition to the Certificate of Incorporation of the following paragraphs which were incorporated in a Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock filed on July 25, 1995 ):

       RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

       Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

       Section 2.  Dividends and Distributions.

              (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.05 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 28, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.





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              (B)  The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.05 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

       Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes to which holders of Class A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

              (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock





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outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                     (v)  Immediately upon the expiration of a default period,
(x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

              (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.





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       Section 4.  Certain Restrictions.

              (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                     (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

       Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.





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       Section 6.  Liquidation, Dissolution or Winding Up.

              (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received [$.10] per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect to all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

              (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

              (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.





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       Section 8.  Optional Redemption.

              (A) The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provisions for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after the Rights Declaration Date, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

              (B) Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Junior Participating Preferred Stock are to be redeemed, the redemption shall be made by lot as determined by the Board of Directors.

              (C) If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the United States of America and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

       Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       Section 10. Amendment. So long as any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

       Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.


                                     * * *

       (The Board of Directors provided for a series of Preferred Stock on February 11, 1999 by the addition to the Certificate of Incorporation of the following paragraphs which were incorporated in a Certificate of Designations, of 5% Series B Convertible Preferred Stock filed on March 17, 1999):


RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by its Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

     5% Series B Convertible Preferred Stock

       1      Designation and Amount and Definitions.  (a)  There shall be a series of Preferred Stock designated as "5% Series B Convertible Preferred Stock" and the number of shares constituting such series shall be 63,000. Such series is referred to herein as the "Series B Preferred Stock".
Notwithstanding any other provision in this Certificate of Designations (this "Certificate of Designations") to the contrary, such series shall be senior to all other classes or series of stock of the Corporation with respect to the receipt of dividends and the receipt of distributions of assets upon liquidation, dissolution or winding up. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to fewer than the number of shares of Series B Preferred Stock then issued and outstanding.

       (b) As used in this Certificate of Designations, the following terms shall have the following meanings:

              "Additional Preferred Shares" shall mean any shares of Series B Preferred Stock issued subsequent to the First Closing Date.

              The "Closing Bid Price" for any security of the Corporation, for each Trading Day, shall be the reported closing bid price of such security on the national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, shall mean the reported closing bid price of such security on the Nasdaq SmallCap Market or the Nasdaq National Market System (collectively referred to as "Nasdaq") or, if such security is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, shall mean the reported closing bid price of such security on the principal securities exchange on which such security is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if such security is not listed or admitted to trading on a national securities exchange, quoted on Nasdaq or listed or admitted to trading on any other securities exchange, shall mean the closing bid price in the over-the-counter market as furnished by any member firm of the National Association of Securities Dealers, Inc. (the "NASD"), selected from time to time by the Corporation for that purpose.

              The "Closing Trade Price" for any security of the Corporation, for each Trading Day, shall mean the price at which such security was last exchanged on the Stock Market during such Trading Day, or, if there were no transactions on such Trading Day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such Trading Day.

              "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation.

              "Conversion Price" is defined in Section 4(a).

              "Conversion Price Floor" shall mean (i) with respect to the Initial Preferred Shares, the lesser of (x) $.55 and (y) 50% of the average Closing Bid Price of the Common Stock for the five Trading Days immediately prior to the First Closing Date and (ii) with respect to the Additional Preferred Shares, 50% of the average Closing Bid Price of the Common Stock for the five Trading Days immediately prior to the Second Closing Date.

              "Conversion Rate Ceiling" shall mean the rate at which a particular share of Series B Preferred Stock shall be convertible when the applicable Conversion Price is the Conversion Price Floor.

              "Conversion Rate" shall mean the rate at which a particular share of Series B Preferred Stock is convertible at any time into Common Stock and shall be determined by dividing the then applicable Conversion Price into the sum of (x) $100.00 plus (y) all accrued and unpaid dividends on such share of Series B Preferred Stock.

              "Fair Market Value" of any asset (including any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority of the Series B Preferred Stock then outstanding. If the Corporation and the holders of a majority of the Series B Preferred Stock then outstanding are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors and the holders of a majority of the Series B Preferred Stock (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Corporation.

              "First Closing Date" shall mean the date of the closing of the purchase and sale of the Initial Preferred Shares.

              "Fixed Conversion Price" is defined in Section 4(a).

              "Initial Conversion Price" shall mean (i) with respect to the Initial Preferred Shares, the lesser of (x) $1.03 and (y) 120% of the average Closing Bid Price of the Common Stock for the five Trading Days immediately prior to the First Closing Date and (ii) with respect to the Additional Preferred Shares, the lesser of (x) the average Closing Bid Price for the five Trading Days immediately prior to the Second Closing Date and (y) the Market Price of the Common Stock as of the Second Closing Date.

              "Initial Preferred Shares" shall mean any shares of Series B Preferred Stock issued on the date of the first issuance of any shares of Series B Preferred Stock.

              "Initial Reset Date" shall mean the 12-month anniversary of the First Closing Date.

              "Investment Agreement" shall mean the Preferred Stock and Warrant Purchase Agreement dated as of February 16, 1999, by and among the Corporation and the purchasers signatory thereto.

              "Junior Stock" shall mean the Common Stock and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series B Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends or (iii) voting.

              "Market Price" shall mean the average Closing Bid Price for 20 consecutive Trading Days ending with the Trading Day prior to the date as of which the Market Price is being determined (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Market Price" shall mean Fair Market Value.

              "Registered Holders" shall mean, at any time, the holders of record of the Series B Preferred Stock.

              "Reset Date" shall mean (i) with respect to the Initial Preferred Shares, the Initial Reset Date and (ii) with respect to the Additional Preferred Shares, the Second Reset Date.

              "Reset Trading Price" shall mean (i) with respect to the Initial Preferred Shares, the Market Price of the Common Stock as of the Initial Reset Date and (ii) with respect to the Additional Preferred Shares, the Market Price as of the Second Reset Date.

              "Second Closing Date" shall mean the date of the closing of the purchase and sale of the Additional Preferred Shares.

              "Second Reset Date" shall mean the 12-month anniversary of the Second Closing Date.

              "Stock Market" shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean Nasdaq or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

              A "Trading Day" shall mean a day on which the relevant Stock Market is open for the transaction of business.

              The "Variable Conversion Price" with respect to any conversion of Series B Preferred Stock shall equal the average of the three lowest Closing Bid Prices of the Common Stock during the 10 consecutive Trading Days ending on the Trading Day preceding the effective date of such conversion; provided that any of such Trading Days on which the applicable converting holder has sold Common Stock on the Stock Market shall be disregarded for purposes of determining such three lowest Closing Bid Prices, and the Trading Day(s) with the next lowest Closing Bid Price(s) of the Common Stock during such 10-Trading Day period shall be substituted in lieu thereof.

       2      Dividends and Distributions.  (a) The holders of the Series B
Preferred Stock shall be entitled to receive cumulative dividends on each share of Series B Preferred Stock at the rate of 5% per annum of the Dividend Base Amount (as defined below), payable on every six-month and one-year anniversary of the First Closing Date in arrears; provided, however, that on any day on which the Common Stock trades below the Conversion Price Floor, the rate at which such dividends accrue shall increase to 10% per annum. Such dividends shall accrue daily based on a 360-day year consisting of 12 30-day months.
Such dividends shall be paid, at the option of the Corporation, in either (i) cash or (ii) shares of duly authorized, fully paid and non-assessable shares of Common Stock. In calculating the number of shares of Common Stock to be paid with respect to each dividend if payment in shares of Common Stock is elected by the Corporation, each share of Common Stock shall be deemed to have the value equal to the lower of (A) the Conversion Price (as defined in Section 4(a) hereof) or (B) the Market Price of the Common Stock at the time such dividend is payable. Such dividends shall accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The "Dividend Base Amount" shall be $100 plus all accrued but unpaid dividends on the Series B Preferred Stock (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series B Preferred Stock).

       (b) In addition to the foregoing, subject to the rights of the holders of any shares of any series or class of capital stock ranking prior, and superior to, or pari passu with, the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

       (c) The Corporation shall not declare any dividend or distribution on any Junior Stock of the Corporation unless and until a special dividend or distribution of $100.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series B Preferred Stock), together with all accrued and unpaid dividends on the Series B Preferred Stock, has been declared and paid on the Series B Preferred Stock. Following payment in full of such special dividend or distribution, the Corporation may declare dividends and distributions on Junior Stock or stock on parity with the Series B Preferred Stock, provided that the Corporation shall not declare any dividend or distribution on any Junior Stock or stock on parity with the Series B Preferred Stock unless the Corporation shall, concurrently with the declaration of such dividend or distribution on the Junior Stock or stock on parity with the Series B Preferred Stock, declare a like dividend or distribution, as the case may be, on the Series B Preferred Stock.

       (d) Any dividend or distribution (other than that referenced in the first sentence of Subsection 2(c)) payable to the holders of the Series B Preferred Stock pursuant to this Section 2 shall be paid to such holders at the same time as the dividend or distribution on the Junior Stock or any other capital stock of the Corporation by which it is measured is paid.

       (e) All dividends or distributions declared upon the Series B Preferred Stock shall be declared pro rata per share.

       (f) Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

       (g) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

       (h) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series B Preferred Stock, for any period unless all dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series B Preferred Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series B Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series B Preferred Stock and on such other stock bear to each other.

       (i) So long as any shares of the Series B Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation unless the dividends, if any, accrued on all outstanding shares of the Series B Preferred Stock shall have been paid or set apart for payment.

       3      Liquidation Preference.  (a)  In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a "Merger Transaction") (items (i), (ii) and (iii) of this sentence being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock of the Corporation, an amount equal to (x) $100.00 per share plus an amount equal to all declared and/or unpaid dividends thereon plus (y) the amount by which any per share amount payable with respect to the Series B Preferred Stock pursuant to Section 13 of this Certificate of Designations or
Section 7.28 of the Investment Agreement exceeds the amount set forth in (x) less (z) the amount of any special dividend or distribution paid on the Series B Preferred Stock pursuant to Section 2(c) (other than any dividend component thereof, which shall be deemed to have been paid prior to any payment of the $100 per share distribution referenced therein); provided, however, that in the case of a Merger Transaction, such amount may be paid in cash, property (valued as provided in Subsection 3(b)) and/or securities (valued as provided in Subsection 3(b)) of the entity surviving such Merger Transaction. In the case of property or in the event that any such securities are subject to an investment letter or other similar restriction on transferability, the value of such property or securities shall be determined by agreement between the Corporation and the holders of a majority of the Series B Preferred Stock then outstanding. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock held. All shares of Series B Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock and all other series of the Corporation's preferred stock. Notwithstanding item (iii) of the first sentence of this Subsection 3(a), any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity but the stockholders of the Corporation immediately prior to such transaction own in excess of 50% of the voting power of the Corporation surviving such transaction and own such interest in substantially the same proportions as prior to such transaction, shall not be considered a Liquidation Event provided that the Corporation shall have made provision for the issuance pursuant to such consolidation, merger, combination, reorganization or other transaction of securities in replacement of the Series B Preferred Stock having rights, preferences and privileges (including, without limitation, an aggregate liquidation preference) equal to the outstanding shares of Series B Preferred Stock immediately prior to such consolidation, merger, combination, reorganization or other transaction.

       (b) Any securities or other property to be delivered to the holders of the Series B Preferred Stock pursuant to Subsection 3(a) hereof shall be valued as follows:

              (i) Securities not subject to an investment letter or other similar restriction on free marketability:

                     (A) If actively traded on a Stock Market, the value shall be deemed to be the Market Price as of the third day prior to the date of valuation.

                     (B) If not actively traded on a Stock Market, the value shall be the Fair Market Value.

              (ii) For securities for which there is an active public market but which are subject to an investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the Market Price thereof.

              (iii) For all other securities or property, the value shall be the Fair Market Value thereof.

       4      Conversion.

       (a)     Right of Conversion.  Subject to the limitations contained in
Section 7 and the limitations hereinafter set forth in this Section 4(a), the shares of Series B Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Subsection 4(b), into fully paid and non-assessable shares of Common Stock and such other securities and property as hereinafter provided. At any time, the conversion price per share of Common Stock (the "Conversion Price") shall be equal to the lower of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price, as determined in accordance with the next paragraph.

       The Fixed Conversion Price ("Fixed Conversion Price") shall initially be equal to the Initial Conversion Price. If the Reset Trading Price is less than the Initial Conversion Price, the Fixed Conversion Price (subject to adjustment pursuant to the provisions of Subsection 4(c)) shall be adjusted and reset effective as of the Reset Date (a "Reset Event"), to equal the greater of (x) the Reset Trading Price and (y) 50% of the Initial Conversion Price. If there is any change in the Fixed Conversion Price as a result of a Reset Event in accordance with the preceding sentence, then the Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the Fixed Conversion Price and the Conversion Rate in effect as of the Reset Date, showing in reasonable detail the facts upon which such Conversion Rate is based, and such certificate shall be mailed as promptly as practicable (but in any event within 10 days) after the Reset Date by the Corporation to all record holders of the Series B Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

       If the Conversion Price applicable on the effective date of any conversion of Series B Preferred Stock is less than the Conversion Price Floor, then, except as provided in the next succeeding paragraph, the Corporation shall not be required to effect such conversion unless the holder of such Series B Preferred Stock consents to conversion of such Series B Preferred Stock at the Conversion Rate Ceiling. In such event, the Corporation shall, as promptly as practicable (but in any event within three business days), notify the holder of such Series B Preferred Stock that the Conversion Rate Ceiling is in effect. The holder of such Series B Preferred Stock shall be deemed to have revoked its conversion of such Series B Preferred Stock unless, within 15 days of receipt of such notice, the holder delivers its written consent to conversion of such Series B Preferred Stock at the Conversion Rate Ceiling to the Corporation.

       In the event that (a) the Common Stock trades at less than the Conversion Price Floor on 60 or more Trading Days in any 12-month period (irrespective of whether such Trading Days are consecutive), and (b) the Conversion Price applicable to any conversion of Series B Preferred Stock that is requested as of a date not later than the day following the 12-month anniversary of the earliest of such 60 days is less than the Conversion Price Floor, the Corporation shall either effect such conversion at the applicable Conversion Price without regard to the immediately preceding paragraph or pay to the holder of such Series B Preferred Stock, in cash, an amount (the "Cash Pay-Out Amount") equal to the product of (x) the number of shares of Common Stock that would otherwise be issuable upon conversion of the Series B Preferred Stock at such lower Conversion Price and (y) the highest Closing Trade Price for the Common Stock during the period commencing on the date of the request for conversion and ending on the day immediately prior to the date of payment of the Cash Pay-Out Amount. In no event shall the Cash Pay-Out Amount be paid pursuant the preceding sentence more than 10 days after such request for conversion.

       The Corporation shall prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth the Fixed Conversion Price, upon any adjustment thereto in connection with a Reset Event showing in reasonable detail the facts upon which the Fixed Conversion Price is based, and such certificate shall be mailed as promptly as practicable after the Reset Date by the Corporation to all effected record holders of the Series B Preferred Stock at their last addresses as they shall appear in the records of the Corporation.

       (b) Conversion Procedures. Any holder of shares of Series B Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B Preferred Stock at the office of the transfer agent (the "Transfer Agent") for the Series B Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the Transfer Agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

       The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series B Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such Transfer Agent to the person for whose account such shares of Series B Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series B Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Preferred Stock.

       The Corporation shall at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock.

       Except as provided in the third paragraph of Section 4(a), all notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Subsection 4(g) hereof, a holder of Series B Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series B Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

          (c)     Adjustment of Conversion Rate and Conversion Price.

              (i) Except as otherwise provided herein, in the event the Corporation shall, at any time or from time to time after the date hereof, (1) sell or issue any shares of Common Stock for a consideration per share less than either (A) the then applicable Conversion Price (taking into account the limitation set forth in the third paragraph of Section 4(a)) in effect on the date of such sale or issuance or (B) the Market Price of the Common Stock as of the date of such sale or issuance, (2) issue any shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock, or (3) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, for purposes of determining the Conversion Price, the Initial Conversion Price or the Reset Conversion Price, as applicable, in effect with respect to a share of Series B Preferred Stock immediately prior to such Change of Shares shall be adjusted to equal a price (rounded to the nearest cent) determined by multiplying such Initial Conversion Price or Reset Conversion Price, as applicable, by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subparagraph 4(c)(v)(E)) for the issuance of such additional shares would purchase at the greater of (x) the then applicable Conversion Price (taking into account the limitation set forth in the third paragraph of Section 4(a)) in effect on the date of such issuance or (y) the Market Price of the Common Stock as of such date, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever such an issuance is made.

              (ii) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another entity of the property of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a share of Series B Preferred Stock shall be entitled to receive, upon conversion of such share of Series B Preferred Stock, at the option of the holder of such share of Series B Preferred Stock, either (a) the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock was convertible immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance or (b) in the case of any such reclassification, capital reorganization or other change, consolidation or merger, shares of common stock of the surviving entity in such transaction, or in the case of any such sale or conveyance, shares of common stock of the transferee in such transaction, at a conversion rate determined by dividing the Conversion Price (determined by (1) taking into account the trading price of the common stock of such surviving entity or transferee for purposes of determining the Variable Conversion Price, (2) in the case of any such reclassification, capital reorganization, or other change, consolidation or merger, dividing the Initial Conversion Price or the Reset Conversion Price, as applicable, by the conversion ratio in such transaction, and effecting any appropriate adjustment to take into account the receipt by holders of Common Stock of any consideration other than common stock of such surviving entity in such transaction and (3) in the event such transaction takes place prior to the Reset Date, applying the reset provisions of Section 4(a) to the trading price of the common stock of the surviving entity or transferee in such transaction) into the sum of
       (x) $100 plus (y) all accrued and unpaid dividends on such share of Series B Preferred Stock. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Subsection 4(c). The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing assets or other appropriate entity shall assume, by written instrument executed and delivered to the Transfer Agent, the obligation to deliver to the holder of each share of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

              (iii) If, at any time or from time to time, the Corporation shall issue or distribute to all or substantially all the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Corporation or any cash, property or other assets (excluding an issuance or distribution governed by one of the preceding paragraphs of this Subsection 4(c) and also excluding cash dividends or cash distributions paid out of retained earnings of the Corporation determined under generally accepted accounting principles consistently applied (any such non-excluded event being herein called a "Special Dividend")), then in each case the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such Special Dividend as though they were the holders of the number of shares of Common Stock into which their shares of Series B Preferred Stock are convertible (without giving effect to the limitation set forth in the third paragraph of Section 4(a)) as of the record date or effective date, as the case may be, fixed for the determination of the holders of Common Stock entitled to receive such Special Dividend.

              (iv) After each adjustment of the Conversion Price pursuant to this Subsection 4(c), the Corporation will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Conversion Price as so adjusted,
       (ii) the Conversion Rate corresponding to such Conversion and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly file such certificate with the Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder of Series B Preferred Stock at his or her last address as it shall appear on the registry books of the Transfer Agent. Neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Transfer Agent or the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Transfer Agent may rely on the information in the certificate as true and correct and has no duty or obligation to verify independently the amounts or calculations set forth therein.

              (v) For purposes of Paragraph 4(c)(i) hereof, the following provisions (A) to (F) shall also be applicable:

                     (A) The number of shares of Common Stock deemed outstanding at any given time shall include all shares of capital stock convertible into, or exchangeable for, Common Stock (on an as converted basis) as well as all shares of Common Stock issuable upon the exercise of (x) any convertible debt, (y) warrants outstanding on such date and (z) options outstanding on such date.

                     (B) No adjustment of the Initial Conversion Price or the Reset Conversion Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this Subparagraph (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $.01 in the Initial Conversion Price or the Reset Conversion Price, as the case may be, then in effect.

                     (C) In case of (1) the sale or other issuance by the Corporation (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Corporation, without the receipt by the Corporation of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing
              (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Corporation upon the exercise of such rights, warrants or options, plus the consideration received by the Corporation for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than either the Conversion Price (taking into account the limitation set forth in the third paragraph of Section 4(a)) or the Closing Bid Price of the Common Stock as of the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be

              "Common Stock" for purposes of Paragraph 4(c)(i) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Paragraph 4(c)(i).

                     (D) In case of the sale by the Corporation of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing
              (x) the total amount of consideration received by the Corporation for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by
              (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than either the Conversion Price (taking into account the limitation set forth in the third paragraph of Section 4(a)) or the Market Price of the Common Stock as of the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be "Common Stock" for purposes of Paragraph 4(c)(i) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Paragraph 4(c)(i).

                     (E) In case the Corporation shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (C) and (D) above or any other securities of the Corporation convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Corporation after such modification is less than either the Conversion Price (taking into account the limitation set forth in the third paragraph of Section 4(a)) or the Market Price as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Corporation shall be deemed for purposes of calculating any adjustments pursuant to this Subsection 4(c) to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Initial Conversion Price or Reset Conversion Price, as applicable, then in effect hereunder shall forthwith be readjusted to such Initial Conversion Price or Reset Conversion Price, as the case may be, as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Initial Conversion Price or Reset Conversion Price, as the case may be, as adjusted under item (a) of this sentence for all transactions (which would have affected such adjusted Initial Conversion Price or Reset Conversion Price, as the case may be) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                     (F) In case of the sale of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Corporation therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Corporation or any underwriting discounts or commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Corporation determines in good faith; provided, however, that if the Registered Holders of in excess of

              10% of the then outstanding Series B Preferred Stock disagree with such determination, the Corporation shall retain, at its own expense, an independent investment banking firm for the purpose of obtaining an appraisal.

              (vi) Notwithstanding any other provision hereof, no adjustment to the Conversion Price will be made:

                     (A) upon the exercise of any of the options outstanding on the date hereof under the Corporation's existing stock option plans; or

                     (B) upon the issuance or exercise of options which may hereafter be granted with the approval of the Board of Directors and consented to by the holders of Series B Preferred Stock, or their representatives, in accordance with the Investment Agreement, or exercised, under any employee benefit plan of the Corporation to officers, directors or employees, but only with respect to such options as are exercisable at prices no lower than the Market Price of the Common Stock as of the date of grant thereof; or

                     (C) upon issuance or exercise of the Unit Purchase Option for the Purchase of Shares of Preferred Stock and Warrants (the "Unit Purchase Option") issued to Paramount Capital, Inc. in connection with the issuance and sale of the Series B Preferred Stock pursuant to the Investment Agreement or upon the issuance, conversion or exercise of (i) the Series B Preferred Stock issued pursuant to the Investment Agreement (ii) the shares of Common Stock or Series B Preferred Stock issuable upon exercise of the Unit Purchase Option or (iii) the Class L Warrants issued pursuant to the Investment Agreement; or

                     (D) upon the issuance or sale of Common Stock or Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original issuance of the Series B Preferred Stock or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Paragraph 4(c)(i) in connection with the issuance or sale of such securities or any modification of the terms thereof; or

                     (E) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Series B Preferred Stock or were thereafter issued or sold.

Subparagraph 4(c)(v)(E) shall nevertheless apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in Subparagraphs (A), (B) and (C) of this Paragraph 4(c)(vi).

              (vii) As used in this Subsection 4(c), the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the date of the original issue of the Series B Preferred Stock and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares issuable upon conversion of the Series B Preferred Stock shall include only shares of such class designated in the Certificate of Incorporation as Common Stock on the date of the original issue of the Series B Preferred Stock or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Paragraph 4(c)(ii) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the Series B Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

       (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. If more than one certificate evidencing shares of Series B

Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price of the Common Stock as of the close of business on the day of conversion.

       (e) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series B Preferred Stock from time to time outstanding (including, without limitation, shares of Common Stock issuable upon conversion of the Series B Preferred Stock in the case of a reset of the Initial Conversion Price in accordance with Section 4(a)). The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series B Preferred Stock.

The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

       (f)     Prior Notice of Certain Events.  In case:

              (viii) the Corporation shall declare any dividend (or any other distribution); or

              (ix) the Corporation shall authorize the granting to all or substantially all the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

              (x) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

              (xi) of any consolidation or merger (including, without limitation, a Merger Transaction) to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

              (xii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (including, without limitation, a Liquidation Event);

then the Corporation shall cause to be filed with the Transfer Agent for the Series B Preferred Stock, and shall cause to be mailed to the Registered Holders, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which all or substantially all the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or other Liquidation Event is expected to become effective, the date as of which it is expected that such holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up or other Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

       (g) Other Changes in Conversion Rate. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to the Registered Holders a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

       (h) Ambiguities/Errors. Except as otherwise provided herein, the Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series B Preferred Stock that shall not be adverse to the holders of Series B Preferred Stock, and its actions in so doing shall be final and conclusive absent manifest error.

       5. Mandatory Conversion. (a) At any time on or after the later of the Initial Reset Date and the date the registration statement to be filed pursuant to Section 8 of the Investment Agreement becomes effective, the Corporation at its option, may cause the Initial Preferred Shares to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate and such other securities and property as herein provided if the Closing Trade Price of the Common Stock shall have exceeded 300% of the Reset Conversion Price on 20 Trading Days during any 30-Trading-Day period ending on the Trading Day prior to the date notice of mandatory conversion is given to the holders of the Initial Preferred Shares. Any shares of Series B Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

       (b) At any time on or after the later of the Second Reset Date and the date the registration statement to be filed pursuant to Section 8 of the Investment Agreement becomes effective, the Corporation at its option, may cause the Additional Preferred Shares to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate and such other securities and property as herein provided if the Closing Trade Price of the Common Stock shall have exceeded 300% of the Reset Conversion Price on 20 Trading Days during any 30-Trading-Day period ending on the Trading Day prior to the date notice of mandatory conversion is given to the holders of the Additional Preferred Shares. Any shares of Series B Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

       (c)     (i)     No greater than 60 nor fewer than 20 days prior to the
date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series B Preferred Stock, and the then effective Conversion Rate pursuant to Section 4.

              (ii) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series B Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series B Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

       6.     Voting Rights.

       (a) General. Except as otherwise provided herein, in the Certificate of Incorporation or the By-laws of the Corporation, the holders of shares of Series B Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series B Preferred Stock is convertible (without regard to the limitations set forth in the third paragraph of Section 4(a)) on the record date for such vote or if no record date has been established, on the date such vote is taken. Any shares of Series B Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

       (b)     Class Voting Rights.  In addition to any vote specified in
Section 6(a), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding Series B Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series B Preferred Stock, (ii) approve the alteration or change to the rights, preferences or privileges of the Series B Preferred Stock, (iii) authorize or issue, or increase the authorized amount of any security ranking prior to, or on a parity with, the Series B Preferred Stock (A) upon a Liquidation Event, (B) with respect to the payment of any dividends or distributions or (C) with respect to voting rights (except for class voting rights required by law); or (iv) approve the incorporation of any subsidiary company.

       7. Limitation on Holder's Right to Convert or Vote. (a) Notwithstanding anything to the contrary contained in Section 4 or Section 6, no share of Series B Preferred Stock may be converted or voted by a holder to the extent that, after giving effect to such conversion or vote, the total number of shares of Common Stock beneficially owned by such holder, together with all Common Shares deemed beneficially owned by the holder or any other person or entity that would be aggregated for purposes of determining whether a "group" exists under Section 13(d) of the Securities Exchange Act of 1934, as amended, would exceed 4.9 of the total issued and outstanding shares of Common Stock, provided that each holder shall have the right to waive this restriction, in whole or in part, upon 61 days prior notice to the Corporation. A transferee of shares of Series B Preferred Stock shall not be bound by this provision unless it expressly agrees to be so bound.

       (b) The Corporation shall not be obligated to issue, in the aggregate, more than 4,539,582 shares of Common Stock as presently constituted (the "NASD Cap") upon conversion of the Series B Preferred if issuance of a larger number of shares would constitute a breach of the rules of the NASD. Subject to the obligation to effect certain redemptions pursuant to the last four sentences of this paragraph, if further issuances of shares of Common Stock upon conversion of the Series B Preferred would constitute a breach of the rules of the NASD (i.e., all of the shares permitted to be issued under the NASD Cap shall have been so issued), then so long thereafter as such limitation shall continue to be applicable, in the event any shares of Series B Preferred Stock are submitted for conversion, such shares shall receive in cash an amount equal to the Cash Pay-Out Amount (as defined in Section 4(a) hereof), in lieu of the Common Stock which such shares would otherwise be entitled to receive upon conversion. Payment of the Cash Pay-Out Amount shall be made no later than 10 days after such conversion would otherwise be effective and shall bear daily interest from the date such conversion would otherwise be effective at the rate of one-tenth of one percent per day until paid. The NASD Cap shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. If (A) the Corporation is unable to (1) commence its annual meeting of shareholders by May 28, 1999 and (2) obtain the requisite shareholder approval concerning the issuance of shares of Common Stock upon conversion of the Series B Preferred and exercise of the Warrants issued pursuant to the Investment Agreement to satisfy the rules of the NASD at such meeting or within 30 days of the commencement of such meeting (it being understood that the Corporation shall use its best efforts to obtain such shareholder approval by such dates), then the Corporation shall immediately redeem the remaining shares of Series B Preferred Stock as provided in Section 13 of this Certificate of Designations. If there shall be a default in payment of the redemption price pursuant to this Section, the amount so payable shall bear daily interest from and after the date of such redemption at the rate of one-twentieth of one percent per day until paid.

       8. Outstanding Shares. For purposes of this Certificate of Designations, a share of Series B Preferred Stock, when issued, shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series B Preferred Stock, all shares of Series B Preferred Stock converted into Common Stock and (ii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

       9. Status of Acquired Shares. Shares of Series B Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Preferred Stock.

       10. Preemptive Rights. The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

       11. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such changes as shall be necessary to render the provision in question effective and valid under applicable law.

       12. No Amendment or Impairment. The Corporation shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against impairment. Nothing in this
Section 12 shall limit the right of the Corporation to amend its Certificate of Incorporation in conformity with the other applicable provisions of this Certificate of Designations.

       13. Additional Redemption Events. In the event (i) the Corporation fails to (a) timely file the registration statement required to be filed pursuant to Section 8 of the Investment Agreement or maintain the effectiveness of such registration statement in accordance with such provision, or (b) obtain the shareholder approval required by Section 7(b) of this Certificate of Designations on or prior to the dates specified therein, (ii) the Corporation materially breaches any other provision of the Investment Agreement and such breach continues for 20 days after notice thereof to the Corporation by any holder of Series B Preferred Stock, (iii) any class of equity securities of the Corporation that is at any time on or after the First Closing Date listed or quoted on any Stock Market ceases to be so listed or quoted on such Stock Market, (iv) the Corporation fails to deliver any of the shares of Series B Preferred Stock or Class L Warrants sold pursuant to the Investment Agreement in accordance with the terms thereof, (v) the Corporation receives an audit opinion with respect to any audited financial statement that contains a material limitation or qualification (including, without limitation, any going concern qualification) or (vi) any Liquidation Event occurs (each of the foregoing a "Redemption Event"), then, in each case, the Corporation shall be required to (in the case of the Redemption Events specified in clauses (i), (iv) and (vi)) or shall at the election of any holder of Series B Preferred Stock (in the case of the

Redemption Events specified in clauses (ii), (iii) and (v)) redeem all or any portion of the shares of Series B Preferred Stock held by such holder for cash at a price equal to 120% of the stated value thereof. In the event the Corporation does not have sufficient funds to effect such redemption in full (it being understood that such redemption shall be effected on a pro rata basis with respect to all holders of Series B Preferred Stock electing redemption in response to any Redemption Event), the Corporation shall apply such funds as are available to it (including, without limitation, pursuant to the escrow established by the Corporation for such purpose pursuant to Section 7.6(b) of the Investment Agreement) to such redemption and the remainder of the Corporation's redemption obligation to such holders shall thereafter be represented by a promissory note bearing interest at the rate of 18% per annum and which shall be secured by a security agreement covering substantially all of the assets of the Corporation, which promissory note and security agreement shall be in form and substance satisfactory to the "Purchaser Representative" elected in accordance with Section 11.3 of the Investment Agreement in the sole discretion of the Purchaser Representative. In connection therewith, the Corporation shall make all filings and recordings of Uniform Commercial Code financing statements and such documents and, if any, necessary or advisable, in the discretion of the Purchaser Representative, including, without limitation, the filings of financing statements in Ohio against the Corporation's accounts that may be held there, in each case so as to establish and perfect the holders' rights, title and interests in and to the assets of the Corporation subject to the security agreement. The Corporation shall give written notice of any Redemption Event to the holders of record of the Series B Preferred Stock and to the Purchaser Representative within five days after such Redemption Event.

       14. Certain Legends. Each certificate or document evidencing any share of Series B Preferred Stock shall bear a legend indicating (a) whether such share is an Initial Preferred Share or Additional Preferred Share, as the case may be, (b) that, depending on whether such share is an Initial Preferred Share or Additional Preferred Share, such share has differing rights, including the applicable Conversion Rate and (c) that such shares are subject to the terms and conditions of this Certificate of Designations, a copy of which is on file with the Company and the Transfer Agent, which shall be provided to the holder of such share upon request and without charge.






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